Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Schedules Commercialization Update Conference Call

MONROE TOWNSHIP, N.J., April 9, 2018 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or the “Company”) will host a conference call on Thursday, April 12, 2018 at 4:15 p.m. Eastern Daylight Time to provide an update on its commercialization strategy and overall business focus, and to provide additional information regarding its recently announced contract with Eni S.p.A. The Company will provide a presentation to accompany the call, which will be available on the Company’s website at www.oceanpowertechnologies.com.

Date: Thursday, April 12, 2018

Time: 4:15 p.m. Eastern Time

Toll-Free Dial-In Number: (844) 473-0979

Toll Dial-In Number: (574) 990-1390

Conference ID: 4686903

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the Company’s website at www.oceanpowertechnologies.com.

A replay will be available starting within a few hours after the conference concludes and will be available until April 19, 2018. To access the rebroadcast please dial (855) 859-2056 or (404) 537-3406 and use replay access code 4686903. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Steve Calk or Jackie Marcus

Alpha IR Group

Phone 312 445-2870

Email: OPTT@alpha-ir.com

Media Contact:

Marilyn Vollrath

Reputation Partners, LLC

Phone: 414 376-8834

Email: Marilyn@reputationpartners.com